EXHIBIT 15(I) UNDER FORM N-1A
                                            EXHIBIT 1 UNDER ITEM 601/REG. S-K.

                   MUNICIPAL SECURITIES INCOME TRUST
                            RULE 12b-1 PLAN

         This Plan ("Plan") is adopted as of this 1st day of March, 1993, by the Board of Trustees of Municipal Securities Income Trust (the "Trust"), a Massachusetts business trust with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Shares of the Funds ("Shares").

2. This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentives to financial institutions ("Instituions") to sell Shares; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Institutions; and (c) implementing and operating the Plan. In compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following funds on the applicable exhibit.

3. Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and FSC. Any payments made by FSC to Institutions with funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by FSC and the Institution.

4. FSC has the right (i) to select, in its sole discretion, the Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreements.

5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

6. This Plan shall become effective with respect to each Fund (i) after approval by majority votes of: (a) the Trust's Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan; and
(c) the outstanding voting securities of the particular Fund, as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Fund.

7. This Plan shall remain in effect with respect to each Fund/Class presently set forth on an exhibit and any subsequent Funds added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Fund at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Fund after the first annual approval by the Trustees as described above, this Plan will be effective as to that Fund upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

9. This Plan may not be amended in order to increase materially the costs which the Funds may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

10. This Plan may be terminated with respect to a particular Fund at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Fund as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Trust.

11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

                               Exhibit A
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                     Florida Municipal Income Fund

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of March, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President

                               Exhibit B
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                   New Jersey Municipal Income Fund

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of March, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President

                               Exhibit C
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                      Texas Municipal Income Fund

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of March, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President

                               Exhibit D
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                    Maryland Municipal Income Fund

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of June, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President

                               Exhibit E
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                  Pennsylvania Municipal Income Fund
                            (Income Shares)

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of June, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President

                               Exhibit F
                                to the
                                 Plan

                   MUNICIPAL SECURITIES INCOME TRUST

                    Virginia Municipal Income Fund

         This Plan is adopted by Municipal Securities Income Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of
 .75 of 1% of the average aggregate net asset value of the shares of the portfolios named above held during the month.

         Witness the due execution hereof this 1st day of June, 1993.

                   MUNICIPAL SECURITIES INCOME TRUST

                       By: /S/ RICHARD B. FISHER
                               President